Registration No. 333-195803

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VSE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

54-069263
(I.R.S. Employer Identification No.)

6348 Walker Lane
Alexandria, Virginia 22310
(Address of Principal Executive Offices, including zip code)

VSE CORPORATION 2006 RESTRICTED STOCK PLAN, AS AMENDED
(Full title of the plans)

Thomas M. Kiernan
Vice President and General Counsel
VSE Corporation
6348 Walker Lane
Alexandria, Virginia 22310
(703) 329-4721
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Carter Strong, Esq.
Arent Fox LLP
1717 K Street, N.W.
Washington, DC 20036-5342

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ] Accelerated filer [x] Non-accelerated filer [ ] Smaller reporting company [ ]

PURPOSE OF POST-EFFECTIVE AMENDMENT NO. 1

This Post-Effective Amendment No. 1 relates to the Registration Statement No. 333-195803 filed on May 7, 2014 on Form S-8 by VSE Corporation, a Delaware corporation, registering 250,000 shares of common stock, par value $.05 per share, of VSE Corporation that are issuable under the VSE Corporation 2006 Restricted Stock Plan, as amended (the "Registration Statement").  The purpose of this Post-Effective Amendment No. 1 is to include as Exhibit 23.1 to the Registration Statement a signed consent of VSE Corporation's Independent Registered Public Accounting Firm.

Item 8.                                        Exhibits

23.1                          Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 13, 2014.

VSE CORPORATION

By:	/s/ Maurice A. Gauthier
Maurice A. Gauthier
Chief Executive Officer, President and
Chief Operating Officer